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                                                                    Exhibit 10.3

                             EMPLOYMENT AGREEMENT


TO: MICHAEL J. KULMOSKI, JR.
    2030 Clare Drive
    Pittsburgh, PA 15237

    In consideration of your agreement to enter into the non-compete contained herein and to continue to serve as the Treasurer and Vice President of Finance, the undersigned,

NORTHSTAR HEALTH SERVICES, INC., a Delaware corporation (the "Company"), hereby agrees effective as of November 1, 1995 (the "Effective Date"), to extend to you an Employment Agreement on the following terms and conditions:

      1.  POSITION AND RESPONSIBILITIES.
          ------------------------------

          1.1 You shall serve as the Treasurer and Vice President of Finance of the Company and in such position you will exercise such executive authority, duties, powers and responsibilities as customarily attend such position in the Company from time to time. You shall at all times have a direct reporting relationship to the Company's Chief Executive Officer and President. You shall not be required to relocate from the Pittsburgh, Pennsylvania metropolitan area without the Company obtaining your prior written consent. In your position as Treasurer and Vice President of Finance, and you shall assist Mark A. DeSimone and you shall be responsible for (i) arranging and negotiating all of the Company's debt and equity financing, including all acquisition financing; (ii) arranging and managing the Company's cash management program; and (iii) assisting with the integration of accounting and operating systems between the Company and entities acquired by the Company or which merge with the Company. You shall be responsible for assisting and coordinating the day to day accounting and financial reporting obligations of the Company with the Chief Financial Officer of the Company. Provided, however, you agree to perform such additional executive duties consistent with the aforementioned provisions of this Agreement as may be assigned to you from time to time by the President and Chief Executive Officer of the Company, the Company's Board of Directors or any committee of the Board of Directors.

          1.2 You will, to the best of your knowledge, skill and ability, devote your time and best efforts to the performance of your duties hereunder and the business and affairs of the Company.

          1.3 You will duly, punctually, competently and faithfully perform and discharge your duties in accordance with all applicable laws and all policies, rules and regulations which the Company may now or shall hereafter establish governing the conduct of its business.

      2.  TERM OF EMPLOYMENT.
          ------------------

          2.1  The initial term of this Agreement shall be for a period of two
(2) years commencing on November 1, 1995. Unless earlier terminated, on November 1, 1996 and on each subsequent annual anniversary thereof, the expiration date of this Agreement shall be automatically extended for an additional one (1) year period, provided that neither you or the Company give the other party written notice at least sixty (60) days prior to such annual anniversary date of that party's intention not to have this Agreement so extended. Provided, however, upon the occurrence of a Change of Control, as hereinafter defined, the then remaining term of the Agreement shall be automatically extended for an additional twelve (12) month period, and thereafter the expiration date of the Agreement shall be automatically extended on subsequent annual anniversary dates of the Agreement to the extent and in accordance with the procedure set forth in the prior sentence. In the event that either party hereto shall give such notice to the other party of their intention not to extend the then existing term of this Agreement, which the Company may do by delivery of a resolution adopted by the unanimous vote of the Company's Compensation and Stock Option Committee so stating the Company's intention not to extend the Agreement, this Agreement shall expire at the end of the then existing term. In the event that, during the term of this Agreement, your employment is terminated hereunder either by the Company other than for "Cause" (as defined herein), or by you as the result of the Company's breach of this Agreement, which breach the Company fails to cure within thirty (30) days after the Company's receipt of written notice from you specifying the specific nature of the Company's breach, the Company shall pay you severance in an amount set forth on Exhibit A hereto.
                                            ---------

          For purposes of this Agreement, a "Change of Control" shall be deemed to have occurred if (i) there shall be consummated (x) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Company's common stock would be converted into cash, securities or other property, other than a merger of the Company in which the holders of the Company's common stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger, or (y) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company, or
(ii) the shareholders of the Company approved any plan or proposal for the liquidation or dissolution of the Company, or (iii) any person (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), shall become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of 30% or more of the Company's outstanding common stock. Provided, however, the proposed transaction between the Company or its affiliate and Keystone Rehabilitation Services, Inc. shall in no event be deemed to involve or result in a Change of Control.

          2.2 Employee acknowledges and agrees that he shall serve in such office at the pleasure of the Company's Board of Directors and Employee may be removed from said office at any time with or without "Cause" pursuant to the terms hereof; provided, that any such removal shall be without prejudice to any contract rights the Employee may have hereunder.

         2.3 The Company may at any time terminate your employment hereunder for "Cause." In such event, the Company shall deliver to you a resolution adopted by the Company's Board of Directors setting forth in reasonable detail the particular conduct which provides the basis for the termination of your employment for "Cause." For purposes of this Agreement, "Cause"

                                      -2-
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shall mean any of the following by you: (i) Material breach of any material provision of this Agreement, which breach you shall have failed to cure within ten (10) days after your receipt of written notice from the Company specifying the specific nature of your breach; (ii) Willful misconduct by you that is materially inimical to the best interests, monetary or otherwise, of the Company; and (iii) Conviction of a felony or any crime involving moral turpitude or fraud. For purposes of this definition of "Cause," no act, or failure to act on the Employee's part shall be considered "willful" unless done, or omitted to be done, by the Employee not in good faith and without reasonable belief that his action or omission was in the best interests of the Company. In the event of your termination for "Cause," the Company shall pay you any accrued salary and benefits due you as of such date, less applicable taxes and other required withholdings and any amounts you may owe to the Company.

     3. COMPENSATION.  You shall receive the compensation and benefits set
        ------------
forth on Exhibit A hereto ("Compensation") for all services to be rendered by
         ---------
you hereunder.

     4. OTHER ACTIVITIES DURING EMPLOYMENT. You acknowledge and agree that you
        -----------------------------------
may serve on boards of directors and hold other leadership positions in non-profit organizations unless the objectives and requirements of such position are determined by the Board of Directors to be inconsistent with the performance of your duties. You also acknowledge and agree that the approval of the Board of Directors shall be required before you accept or serve as a director, officer or employee of any other for profit corporation or entity during the term of this Agreement.

     5.   ILLNESS, INCAPACITY AND DEATH.
          ------------------------------


          (a) If, during the term of this Agreement, you shall be prevented from performing your duties by reason of illness or physical or mental disability (hereinafter referred to collectively as "incapacity") for a continuous period greater than 120 days in any 12-month period, the Company may terminate your employment and this Agreement hereunder by giving written notice thereof to you, effective on the date set forth in the notice (which date shall be not less than 15 business days after the notice is given), and the Company shall pay you any accrued salary and benefits due to you as of such date, less applicable taxes and other required withholdings and any amounts you owe the Company.

          (b) For purposes of this Agreement, a continuous period of incapacity shall not be deemed interrupted until you return to substantially full time work for a period of at least thirty (30) consecutive business days.

          (c) In the event of your death during the term of this Agreement, your employment hereunder and this Agreement shall terminate on the date of your death, and the Company shall pay your estate any accrued salary and benefits due to you as of such date, less applicable taxes and other required withholdings and any amounts you owe the Company.

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     6.  FORMER EMPLOYERS. You represent and warrant that your employment
         ----------------
by the Company will not conflict with and will not be constrained by any prior or current employment, consulting agreement or relationship whether oral or written. You represent and warrant that you do not possess confidential information arising out of any such employment, consulting agreement or relationship which, in your best judgment, would be utilized in connection with your employment by the Company.

     7.  CONFIDENTIALITY. You agree to keep confidential, except as the
         ---------------
Company may otherwise consent in writing, and, except for the Company's benefit, not to disclose, publish, transfer or make any use of at any time either during or subsequent to your employment with the Company, any trade secrets, confidential information, knowledge, data or other information of the Company relating to services, treatment procedures, processes, know-how, designs, marketing data, test data, customer lists, referral services, business plans, marketing plans and strategies, pricing strategies, or other subject matter pertaining to any business of the Company or any of its affiliates, which you may produce, obtain, or otherwise acquire during the term of this Agreement, except as herein provided. You further agree not to disclose, publish, deliver, reproduce or in any way allow any such trade secrets, confidential information, knowledge, data or other information, or any documentation relating thereto, to be delivered to or used by any third parties without specific direction or consent of a duly authorized officer of the Company. In the event your employment with the Company terminates for any reason whatsoever, you agree to promptly surrender and deliver to the Company all records, materials, equipment, drawings, documents and data which you may obtain or produce during the term of this Agreement, and you will not take with you any summaries, outlines or descriptions of any confidential information, knowledge or data of the Company which you may produce or obtain during the term of this Agreement.

     8.   NON-COMPETITION.
          ----------------

          8.1 During the term of your employment hereunder, and for a period equal to the greater of:

               (x) two (2) years after the termination of your employment with the Company, including without limitation termination by the Company for Cause or without Cause, hereunder, or

               (y) any period under which you receive compensation from the Company under Exhibit A hereto, absent the Company's prior written approval,
              ---------
you will not engage, directly or indirectly, whether as principal or as agent, officer, director, employee, consultant, shareholder, or otherwise, alone or in association with any other person, corporation or other entity, in any Competing Business. For purposes of this Agreement, the term "Competing Business" shall mean: any person, corporation or other entity which solicits, trades with, advises, calls upon or otherwise does, or attempts to do, directly or indirectly, business with any patients, referral sources, customers or accounts of the Company, its successors, assigns or

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affiliates, that have done business With the Company at any time or from time to time during the period of your employment hereunder.

          8.2 You agree that during your employment with the Company and for two (2) years following termination of your employment with the Company, including without limitation termination by the Company for Cause or without Cause, you shall not, directly or indirectly, solicit, trade with, advise, call upon any patient, referral source, customer, prospective customer, supplier, or prospective supplier of the Company for any business purpose other than for the benefit of the Company, without the prior written consent of the Company.

          8.3 You agree that during your employment with the Company and for two (2) years following termination of your employment with the Company, including without limitation termination by the Company for Cause or without Cause, you shall not, directly or indirectly, solicit or induce, or attempt to solicit or induce, any employee of the Company to leave the Company for any reason whatsoever, or hire any employee of the Company, without the prior written consent of the Company.

          8.4 You represent that your experience and capabilities are such that the provisions of this Agreement will not prevent you from earning a livelihood and you acknowledge that it would cause the Company serious and irreparable injury and cost if you were to use your ability and knowledge in competition with the Company or to otherwise breach the obligations contained in this Agreement.

     9.  REMEDIES.  In the event of a breach by you of the terms of this
         --------
Agreement, the Company shall be entitled, if it shall so elect, to institute legal proceedings to obtain damages for any such breach, or to enforce the specific performance of this Agreement by you and to enjoin you from any further violation of this Agreement and to exercise such remedies cumulatively or in conjunction with all other rights and remedies provided by law. You acknowledge, however, that the remedies at law for any breach by you of the provisions of this Agreement may be inadequate and that the Company shall be entitled to injunctive relief against you in the event of any breach.

     10. ASSIGNMENT.  This Agreement shall be binding upon and inure to the
         ----------
benefit of the successors and assigns of the Company, and the Company shall be obligated to require any successor to expressly acknowledge and assume the Company's obligations hereunder. This Agreement shall inure to the extent provided hereunder to the benefit of and be enforceable by you or your legal representatives, executors, administrators, successors and heirs. You may not assign any of your rights or delegate any of your duties, responsibilities, obligations or positions hereunder to any person and any such purported assignment or delegation by you shall be void and of no force and effect.

     11. SEVERABILITY. The Company and you acknowledge and agree that in the
         -------------
event any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability

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shall not affect the other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

     12. NOTICES. Any notice given by the Company hereunder shall be by personal
         --------
delivery or registered or certified mail, return receipt requested, addressed to you at your address of record with the Company. Any notice which you are required or may desire to deliver to the Company may be given by you by personal delivery or by registered or certified mail, return receipt requested, addressed to the Company's Chief Executive Officer and President at the Company's principal office. The date of personal delivery or three (3) business days after the date of mailing any notice shall be deemed to be the date of delivery thereof.

     13. WAIVERS. If either party should waive any breach of any provision of
         --------
this Agreement, such waiver shall not operate or be construed as a waiver of any subsequent breach of any provision of this Agreement.

     14. COMPLETE AGREEMENT; AMENDMENTS. This Agreement, including Exhibit A
         ------------------------------                            ---------
hereto, is the entire agreement of the parties with respect to the subject matter hereof, superseding all previous oral or written communications, representations, understandings or agreements with the Company or any officer or representative thereof. Any amendment to this Agreement or waiver by the Company of any right hereunder shall be effective only if evidenced by a written instrument executed by the parties hereto, upon authorization of the Company's Board of Directors.

     15. HEADINGS. The headings of the Sections hereof are inserted for
         ---------
convenience only and shall not be deemed to constitute a part hereof nor to affect the meaning of this Agreement.

     16. COUNTERPARTS. This Agreement may be signed in counterparts, each of
         -------------
which shall be deemed an original and both of which shall together constitute one agreement.

     17.  GOVERNING LAW.  This Agreement shall be governed by and construed in
          -------------
accordance with the laws of the Commonwealth of Pennsylvania

     18.   ARBITRATION.   Except as otherwise provided herein, in the event of
           -----------
any controversy, dispute or claim arising out of, or relating to, this Agreement, or the breach thereof, or arising out of any other matter relating to the your employment with the Company or the termination of such employment, the parties may seek recourse only for temporary or preliminary injunctive relief to the courts having jurisdiction thereof and if any relief other than injunctive relief is sought, the Company and you agree that such underlying controversy, dispute or claim shall be settled by arbitration conducted in Pittsburgh, Pennsylvania in accordance with this Section 18 of the Agreement and the Commercial Arbitration Rules of the American Arbitration Association ("AAA"). The matter shall be heard and decided, and awards rendered by a panel of three (3) arbitrators (the "Arbitration Panel"). The Company and you shall each select one arbitrator from the AAA National Panel of Commercial Arbitrators (the "Commercial Panel") and AAA shall select a third arbitrator from the Commercial Panel. The award rendered

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by the Arbitration Panel shall be final and binding as between the parties hereto and their respective heirs, executors, administrators, successors and assigns, and judgment on the award may be entered by any court having jurisdiction thereof

     19. RELEASE. You hereby acknowledge and agree that prior to the occurrence
         --------
of your's or your dependents right to receive from the Company or any of its representatives or agents any compensation or benefit to be paid or provided to you or your dependents pursuant to Sections 2.1, 2.3, 3, or 5 of this Agreement, you may be required by the Company, in its sole discretion, to execute a release in a form reasonably acceptable to the Company, which releases any and all claims you have or may have against the Company or its affiliates agents, officers, directors, successors or assigns with respect to matters relating to your employment and termination of employment.

  If you are in agreement with the foregoing, please sign your name below, whereupon this Agreement shall become binding in accordance with its terms. Please then return this Agreement to the Company. (You may retain for your records the accompanying counterpart of this Agreement enclosed herewith.)


                                      Very truly yours,
                                      NORTHSTAR HEALTH SERVICES, INC.

                                      By: /s/ Mark A. DeSimone
                                         --------------------------------
                                            Authorized Officer

ACCEPTED AND AGREED WITH THE
INTENT TO BE LEGALLY BOUND
THIS 27th DAY OF OCTOBER, 1995:

/s/ Michael J. Kulmoski, Jr.
------------------------------
MICHAEL J. KULMOSKI, JR.

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                                                                    Exhibit A

                  EMPLOYMENT TERM, COMPENSATION AND BENEFITS
                          OF MICHAEL J. KULMOSKI, JR.

1. COMPENSATION.
   ------------


   a. BASE SALARY. Employee's base salary shall be $85,000, which shall be payable in equal installments in accordance with the Company's payroll policy, but in any event no less frequently than monthly. Commencing on January 1, 1996 and on January 1 of each year thereafter, Employee shall receive such salary increases as determined to be appropriate by the Compensation and Stock Option Committee of the Board of Directors consistent with the Company's declaration of salary increases to other of the Company's executive officers.


   b. SIGNING BONUS. The Company shall pay the Employee a one time signing bonus of Ten Thousand Dollars ($ 10,000) within thirty (30) days of the Employee's execution and delivery of this Agreement.


   c. Bonus. Employee shall be entitled to receive such bonuses, if any, as determined by the Compensation Committee of the Board of Directors.

   d. Stock Options. Employee shall be eligible to participate in the Company's 1992 Stock Option Plan or any other stock bonus or stock option plan authorized by the Company for its employees, officers and consultants. Within thirty (30) days of the Effective Date of this Agreement, Employee shall be granted, under the 1992 Stock Option Plan, stock options (the "Options") for forty thousand (40,000) shares of the Company's Common Stock in connection with the Employee's execution of this Agreement. Such Options shall have an exercise price equal to the fair market value (as defined in the 1992 Stock Option Plan) as of the record date of grant by the Compensation and Stock Option Committee of the Board of Directors. Options covering all forty thousand (40,000) shares shall vest and become immediately exercisable on the Effective Date. The Options shall be exercisable for ten years from the date of grant.

        Upon the Employee's execution and delivery of this Agreement, the "Vesting" provision of that certain Northstar Health Services, Inc. Non-Qualified Stock


                                      A-1
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        Option Agreement, which has a date of grant of November 3, 1994, shall be amended to read as follows "The shares underlying the options shall become purchasable by the Optionee on November 1, 1995."

        In the event of a Change of Control, all of the Employee's unvested Options shall immediately vest and become exercisable.

        In connection with the granting of the aforementioned options, Employee hereby acknowledges prior receipt of the Company's Form 10-KSB for the fiscal year ending December 31, 1994, Proxy Statement dated May 8, 1995, Form 10-QSB for the quarter ended September 30, 1995, 1992 Stock Option Plan and related stock option plan disclosure documents. Employee also acknowledges that he has had ample opportunity to review each of the aforementioned documents prior to the execution of this Agreement.

2. VACATION.  Employee shall be entitled to all legal and religious holidays,
   --------
   and a total of twenty (20) paid vacation days per annum. Employee shall not be permitted to accrue unused vacation days to subsequent periods but Employee shall have the option to collect payment for any unused vacation at the end of each fiscal year at Employee's then applicable base salary level.

3. INSURANCE AND BENEFITS. Employee shall be eligible to participate in all
   -----------------------
   employee and executive benefit plans and programs currently available to other Company employees of a comparable status and title as well as any such plans and programs adopted and generally available to the Company's other executive officers during the term of this Agreement. The Company shall provide health insurance to Employee and Employee's eligible dependents pursuant to Company policy.

4. RETIREMENT PLAN.  Employee will be eligible to participate in the Company's
   ---------------
   401(k) Plan in accordance with its terms. The Company will provide a matching contribution in accordance with its matching contribution plan for all employees, with such matching contribution not to exceed fifteen percent (15%) of Employee's income as permitted by the Internal Revenue Service.

5. AUTOMOBILE. Employee shall be entitled to receive a $400 per month
   -----------
   automobile allowance during the term of this Agreement, plus Company reimbursement for insurance upon the vehicle.

6. SEVERANCE. In the event Employee's employment is terminated either by the
   ----------
   Company other than for "Cause," or by Employee as the result of the Company's breach of this Agreement, which breach the Company fails to cure in accordance with Section 2.3 of the Agreement, Employee shall be entitled to continued salary and benefits coverage (which

                                      A-2
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   shall be deemed to include medical and dental insurance, if any, and automobile allowance) under this Agreement when and as due under this Agreement during the term of this Agreement remaining as of such date, plus payment of any other amounts, if any, otherwise due to Employee.

7. EXPENSE REIMBURSEMENT.  During the, term of this Agreement, the
   ----------------------
   Company shall reimburse the Employee for all reasonable and necessary out-of-pocket expenses incurred by Employee in connection with the performance of Employee's duties hereunder, upon the presentation of proper verification therefor in accordance with Company policy.

8. TAXES-AND WITHHOLDINGS.  The Company shall be authorized to withhold from
   -----------------------
   any payment to the Employee, his estate or his beneficiaries hereunder all such amounts, if any, that the Company may reasonably determine is required to withhold pursuant to any applicable law or regulation. The Company shall also be authorized to withhold any other amounts which the Company reasonably believes are due the Company by the Employee.



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